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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549




                                       FORM 8-K

                                    Current Report

                          Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) September 11, 1997



                               BRANDYWINE REALTY TRUST
                (Exact name of registrant as specified in its charter)




     MARYLAND                          1-9106                   23-2413352
(State or other jurisdiction    (Commission file number)     (I.R.S. Employer
     of incorporation)                                    Identification Number)


               16 Campus Boulevard, Newtown Square, Pennsylvania  19073
                       (Address of principal executive offices)


                                    (610) 325-5600
                 (Registrant's telephone number, including area code)



                                  Page 1 of 3 pages

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Item 5.  Other Events.

    On September 11, 1997, the Company and Brandywine Operating Partnership, L.P. entered into an Underwriting Agreement (the "Underwriting Agreement") with Smith Barney Inc. (the "Underwriter") pursuant to which the Company agreed to sell to the Underwriter an aggregate of 786,840 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). The Common Shares are to be sold pursuant to the Underwriting Agreement at a price to the public of $22.3125 per share ($21.1969 after reduction for underwriting discounts and commissions). Such net proceeds, less expenses estimated at $75,000, will be contributed by the Company to the Operating Partnership, which will use such contribution to make additional acquisitions of office or industrial properties and for working capital purposes. Closing of the offering of Common Shares pursuant to the Underwriting Agreement is subject to customary closing conditions.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

1.1 Underwriting Agreement among the Company, Brandywine Operating Partnership, L.P. and Smith Barney Inc.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Zelenkofske Axelrod & Co., Ltd.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                             BRANDYWINE REALTY TRUST


Date:  September 11, 1997         By: /s/ Gerard H. Sweeney
                                      ---------------------
                                  Gerard H. Sweeney, President and Chief
                                  Executive Officer
                                  (Principal Executive Officer)



Date:  September 11, 1997         By: /s/ Mark S. Kripke
                                      ------------------
                                  Mark S. Kripke, Chief Financial Officer
                                  and Secretary
                                  (Principal Financial and Accounting Officer)